EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

(a) the Registration Statement on Form S-8 of Golden Matrix Group, Inc. (File No. 333-266562);

(b) the Registration Statement on Form S-8 of Golden Matrix Group, Inc. (File No. 333-234192); and

(c) the Registration Statement on Form S-3 of Golden Matrix Group, Inc. (File No 333-264446),

of our report dated January 17, 2024, relating to the audited consolidated financial statements which appear in this Report on Form 10-K, of Golden Matrix Group, Inc. for the year ended October 31, 2023.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas January 17, 2024